UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
 Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 14, 2013

ATLANTIC COAST FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

Maryland	001-35072	65-1310069
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
10151 Deerwood Park Blvd., Building 200, Suite 100, Jacksonville, FL 32256
(Address of principal executive offices)

(800) 342-2824
Registrant’s telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b)       On June 14, 2013, Directors Charles E. Martin, Jr., Forrest W. Sweat, Jr. and Thomas F. Beeckler informed the Board of Directors of Atlantic Coast Financial Corporation (the “Company”) and the Board of Directors of Atlantic Coast Bank (the “Bank”) that they will not stand for re-election at the next annual meeting of stockholders of the Company and the Bank.  On June 17, 2013, G. Thomas Frankland informed the Board of Directors of the Company and the Board of Directors of the Bank that he is resigning his positions as President, Chief Executive Officer and Director of the Company and as Chairman of the Board, President, Chief Executive Officer and Director of the Bank, effective July 1, 2013. The Board of Directors of the Company will immediately begin a search for a permanent President and Chief Executive Officer for the Company and the Bank.

(c)       On June 17, 2013, the Board of Directors of the Company and the Board of Directors of the Bank appointed Chief Financial Officer, Thomas B. Wagers, Sr., age 56, Interim President and Chief Executive Officer of the Company and the Bank, effective July 1, 2013. The appointment remains subject to the regulatory approval of the Federal Reserve Bank of Atlanta and the Office of the Comptroller of the Currency. Mr. Wagers has served as the Chief Financial Officer of the Company and the Bank since May 2009.  He previously served as the Chief Operating Officer of the Bank from December 2006 to May 2009. Mr. Wagers has over 20 years of banking experience.

Item 8.01.                   Other Events.

          The Company will hold its annual meeting of stockholders on August 16, 2013 and will consider the election of new directors to the Company’s Board. The Governance/Nominating Committee of the Company has nominated John J. Dolan, Kevin G. Champagne and Dave Bhasin for election to the Board of Directors of the Company for a three year term expiring at the annual meeting of stockholders in 2016.  Mr. Dolan was formerly Chief Executive Officer, Chief Financial Officer and director of First Commonwealth Financial Corporation, the bank holding company and parent corporation of First Commonwealth Bank. Mr. Champagne was formerly President and Chief Executive Officer of Seacoast Financial Services Corporation (“Seacoast”), parent company of Compass Bank for Savings. Following Seacoast’s acquisition by Sovereign Bancorp, Mr. Champagne served on Sovereign Bank’s Board of Directors until 2007.  Mr. Bhasin is the Chief Executive Officer of D.B. Concepts, a company which operates franchised restaurants in eastern Pennsylvania.  The three nominees were proposed by Directors Jay Sidhu and Bhanu Choudhrie in a letter to the Board of Directors of the Company received on February 13, 2013.  The three nominees will be reviewed by the Federal Reserve Bank of Atlanta in accordance with applicable Federal Reserve Board regulations in order to serve on the Company’s Board.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATLANTIC COAST FINANCIAL CORPORATION

Date:	June 20, 2013	By:	/s/	Thomas B. Wagers, Sr.
Thomas B. Wagers, Sr.
Chief Financial Officer
(Duly Authorized Representative)